UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
(Amendment No.  )

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BUTLER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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BUTLER INTERNATIONAL, INC.
110 Summit Avenue
Montvale, New Jersey  07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 15, 2003

        The Annual Meeting of Stockholders of BUTLER INTERNATIONAL, INC. will be held at its headquarters facility at 110 Summit Avenue, Montvale, New Jersey on Tuesday, July 15, 2003 at 4:00 p.m. for the following purposes:

1.    To elect four directors.

2.    To vote on a proposal to ratify the appointment of Deloitte & Touche as independent public accountants.

3.    To vote on a proposal to authorize the Board of Directors to implement, at its discretion, a reverse stock split of the Company's common stock and the 7% Series B cumulative convertible preferred stock.

4.    To approve the Company's 2003 Stock Incentive Plan.

5.    To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of record of the common stock and the 7% Series B cumulative convertible preferred stock at the close of business on May 22, 2003 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

                                                                                                                                By Order of the Board of Directors,

                                                                                                                                Warren F. Brecht
                                                                                                                                Secretary

Montvale, New Jersey
June 12, 2003

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.  Doing so will save the Company the expense of further mailings.  If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.

BUTLER INTERNATIONAL, INC.
110 Summit Avenue
Montvale, New Jersey  07645

June 12, 2003

PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of Butler International, Inc. (the "Company"), a Maryland corporation, in connection with the Annual Meeting of Stockholders to be held on July 15, 2003 at 4:00 p.m.  Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as directors of the four nominees listed below for staggered terms expiring in 2004, 2005, 2006 and 2008; FOR the appointment of Deloitte & Touche as independent public accountants; FOR the proposal to authorize the Board of Directors to implement, at its discretion, a reverse stock split of the Company's common stock and the 7% Series B cumulative convertible preferred stock; and FOR the proposal to approve the Company's 2003 Employee Stock Option and Award Plan.  In the event that any of the nominees for director should become unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other persons who may be nominated.  Any stockholder of record giving a proxy may revoke the same by (i) submitting written notice to the Secretary of the Company at any time prior to the voting of such proxy, (ii) submitting a duly executed later-dated proxy, or (iii) stockholders of record voting in person at the Annual Meeting.  This Proxy Statement and accompanying proxy are being mailed on or about June 12, 2003.

        Each stockholder of the Company will be entitled to one vote for each share of common stock and each share of 7% Series B cumulative convertible preferred stock, standing in his or her name on the books of the Company at the close of business on May 22, 2003 (the "Record Date").  On that date, the Company had outstanding and entitled to vote 10,168,391 shares of common stock and 5,653,239 shares of 7% Series B cumulative convertible preferred stock.

PROPOSAL 1: ELECTION OF DIRECTORS

        Pursuant to the Company's Articles of Incorporation and By-Laws, as amended, the Board of Directors currently consists of five classes of directors having staggered terms of five years each.  One class of directors' term expires at each Annual Meeting, with the term of the Fourth-Class Director expiring at this year's Annual Meeting.  In addition to nominating a Fourth-Class Director candidate, three additional director candidates to the Board of Directors have been nominated.

        The election of directors require a plurality of the votes cast by holders of the shares of the Company's common stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class at a meeting with a quorum present.  Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners.  If specific instructions are not received, brokers may generally vote these shares in their discretion.  However, exchange rules preclude brokers from exercising their voting discretion on certain proposals.  This results in what is known as a "broker non-vote".  Because Maryland corporate law requires a plurality of the votes cast for or against the proposal at this meeting to authorize action on this matter, shares withheld from voting on this matter and broker non-votes, which will not be counted "for" or "against" the proposal, will have no impact on the outcome of the election.

        Unless instructed to the contrary on the proxy, the persons named in the proxy will vote "FOR" the election of Nikhil S. Nagaswami, Robert F. Hussey, Walter O. LeCroy and Louis F. Petrossi as Directors to hold office for the years set forth below.  The nominees are currently members of the Board of Directors of the Company.

Nominee for Fifth-Class Director -- Term Expires in 2004
NIKHIL S. NAGASWAMI

        Mr. Nagaswami, age 46, has been an independent management consultant since September 1994, and is currently Managing Partner of Uniexcel Management Systems de Mexico. From August 1992 until August 1994, he was associated with Scott Paper Company, where he was Director - Corporate Planning and Analysis.   During 1990 through 1992, when he served as an independent advisor to the Board of Directors of Butler, he played a key role in developing Butler's long-term strategy, restructuring its operations, and implementing management processes.  Mr. Nagaswami received a Bachelors of Technology degree in metallurgy from the Indian Institute of Technology, a Masters of Applied Science degree in materials science and metallurgy from the University of Delaware, and an M.B.A. degree from the Wharton School, University of Pennsylvania, in financial management, strategic planning and control.  Mr. Nagaswami has been a director of the Company since 1994.

        The Board of Directors unanimously recommends a vote FOR the election of Mr. Nikhil S. Nagaswami as Fifth-Class Director.

Nominee for First-Class Director -- Term Expires in 2005
ROBERT F. HUSSEY

        Mr. Hussey, age 54, has served as a director of Digital Lightwave, a telecommunications industry equipment manufacturer since August 2000.  Mr. Hussey was President and CEO of MetroVision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when it merged with York Hannover Health Care, Inc.  Mr. Hussey has been a director of Digital Data, Inc. since November 1997, Nur Macroprinters, Ltd. since December 1997, New World Power Corporation since October 2000 and H.C. Wainright and Company, Inc. since July 2001.  Mr. Hussey is also on the board of advisors for Kaufmann Fund since December 1996 and Argentum Capital Partners I and II since June 1990.  He is a member of the Board of Regents of Georgetown University.  Mr. Hussey received an MBA from George Washington University.  Mr. Hussey was appointed to the Board of Directors of the Company on June 12, 2003.

        The Board of Directors unanimously recommends a vote FOR the election of Mr. Robert F. Hussey as a First-Class Director.

Nominee for Second-Class Director -- Term Expires in 2006
WALTER O. LECROY

        Mr. LeCroy, age 67, currently serves as a director of LeCroy Industries (NASDAQ: LCRY), the Company he founded in 1963.  Using its core competency of WaveShape Analysis, defined as the capture and analysis of complex electronic signals, his company develops, manufactures, sells and licenses signal acquisition and analysis products.  Its principal product line consists of a family of high-performance digital oscilloscopes used primarily by electrical design engineers in various markets, including communications test, data storage and power measurement.  Mr. LeCroy holds a Ph.D. in physics from Columbia University.  Mr. LeCroy was appointed to the Board of Directors of the Company on June 12, 2003.

        The Board of Directors unanimously recommends a vote FOR the election of Mr. Walter O. LeCroy as a Second-Class Director.

Nominee for Fourth-Class Director -- Term Expires in 2008
LOUIS F. PETROSSI

        Mr. Petrossi, age 60, has a varied business career mixing years in the financial services industry and with Fortune 1000 companies.  Mr. Petrossi currently serves as Managing Director of V-Tek Capital Inc., a Global Hedge Fund - Money Management firm.  Mr. Petrossi's experience prior to V-Tek included being principal of Louis F. Petrossi Inc. in San Francisco, CA where he served as Managing Director of a comprehensive financial planning business.    Prior to his career in financial services, Mr. Petrossi worked in marketing for Johnson & Johnson and Pitney Bowes.  Mr. Petrossi holds a BA and MA from University of Hartford.  Mr. Petrossi was appointed to the Board of Directors of the Company on June 12, 2003.

        The Board of Directors unanimously recommends a vote FOR the election of Mr. Louis F. Petrossi as a Fourth-Class Director.

DIRECTORS CONTINUING IN OFFICE

EDWARD M. KOPKO                                                                                                                   Director since 1985 - Term expires in 2004

        Mr. Edward M. Kopko, age 48, has been the President, Chief Executive Officer and the Chairman of the Board of Directors of the Company since its inception in November 1985.  Mr. Kopko has also been the Chairman, President and Chief Executive Officer of Butler Service Group, Inc. since 1989, and the chairman of other Butler subsidiaries.  In 2001, Mr. Kopko became the Chairman of the Board of Directors and Chief Executive Officer of Chief Executive Magazine.  Mr. Kopko is a past President of the National Technical Services Association, the predominant trade association for the contract technical services industry. Mr. Kopko holds a B.A. degree in economics from the University of Connecticut, an M.A. degree in economics from Columbia University, and he undertook doctoral work in economics at Columbia.

THOMAS F. COMEAU                                                                                                                  Director since 2001 - Term expires in 2006

        Mr. Comeau, age 61, is the President of Swissport Fueling, Inc., the fueling division of Swissport, Inc., and has been President since 1995.  Swissport is a wholly owned subsidiary of Candover Services Ltd., a London based investment organization.  Swissport does business at over 130 airports worldwide.  Mr. Comeau has served as Chairman of the Board of the National Air Transportation Association and Chairman of the General Aviation Taskforce.  He has been a Director of Butler Telecom, Inc. since 1998.  Mr. Comeau holds a B.S. degree from Salem State College, Salem, Massachusetts.

FREDERICK H. KOPKO, JR.                                                                                                       Director since 1985 - Term expires in 2007

        Mr. Frederick H. Kopko, Jr., age 47, is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been associated with that firm since January 1990.  Mr. Kopko practices in the area of corporate law. He has been a director of Mercury Air Group, Inc. since November 1992 and a Director of Sonic Foundry, Inc. since December 1995.  Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from Notre Dame Law School, and an M.B.A. degree from the University of Chicago.  He is the brother of Edward M. Kopko.

HUGH G. McBREEN                                                                                                                       Director since 1986 - Term expires in 2005

        Mr. McBreen, age 48, is a partner of the law firm of McBreen & Kopko and has been associated with that firm since September 1983.  He is also the Secretary of Peter J. McBreen and Associates, Inc., a risk management and loss adjustment company.  Mr. McBreen practices in the area of aviation law.  He received an A.B. degree from Dartmouth College and a J.D. degree from Notre Dame Law School.

        The Board of Directors is saddened to report that John F. Hegarty, a founding director of the Company, died on May 20, 2003.  Mr. Hegarty served as a director from 1985 to 2001 and director emeritus since 2001.  The Board of Directors wishes to express its condolences to the family of Mr. Hegarty and to thank his family for his many years of service.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors met six times during 2002.  The Board of Directors has four standing committees: the Audit Committee, the Executive Compensation Committee, the Stock Option Committee and the Section 162(m) Executive Compensation Committee.  The Company does not have a nominating committee of the Board of Directors.

        The Audit Committee consists of Messrs. Comeau, McBreen and Nagaswami. The functions of the Audit Committee are to review with the Company's independent public auditors the scope and adequacy of the audit to be performed by such independent public auditors, and the accounting practices, procedures, controls and policies of the Company; to review the financial statements with the auditors and management; to review other issues arising from the audit with the auditors and management; to inquire about significant risks or exposures and assess the steps taken by management to reduce such risks to the Company; and to review all related party transactions.  The Audit Committee is also responsible for recommending to the  Board the selection of their independent public accountants.  The Audit Committee acts under a written charter first adopted and approved by the Board in 2000.  The Committee met four times in 2002.  The independent auditors were present in person or telephonically at all meetings.

        The Executive Compensation Committee consists of Messrs. Comeau, Frederick H. Kopko, Jr., McBreen, and Nagaswami.  The Committee makes recommendations to the Board with respect to salaries of employees (excluding Edward M. Kopko) and is responsible for determining the amount and allocation of any incentive bonuses among such employees.  The Committee met one time during 2002.

        The Stock Option Committee consists of Messrs. Comeau and Nagaswami.  The Committee is authorized to grant stock options and stock bonuses under the Company's Stock Incentive Plan.  The Committee met one time during 2002.

        The Section 162(m) Executive Compensation Committee consists of Messers. Comeau and Nagaswami.  The Committee makes recommendations to the Board with respect to the salary of Edward M. Kopko, and is responsible for establishing objective, formula-based performance bonus goals and certification as to the goals being met.  The Committee is also responsible for determining the amount of any incentive bonus to Edward M. Kopko.  The Committee is also authorized to grant to Mr. Kopko stock options and stock bonuses under the Company's Stock Incentive Plan.  The Committee met one time during 2002.

        John F. Hegarty, Director Emeritus, continued to serve as an advisor to the Board and each of its Committees.

        Each member of the Board attended at least 75% of the appropriate board and committee meetings.

DIRECTORS COMPENSATION

        The directors of the Company, who are not also full-time employees of the Company, receive a fee of $1,000 for attendance at each meeting of the Board of Directors and $850 per Committee meeting attended.  The cash compensation paid to the four non-employee directors combined in 2002 was $47,800.  Directors who are not also employees have participated in the 1989 Directors Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1992 Stock Option Plan for Non-Employee Directors, the 2002 Stock Incentive Plan, and other option grants in prior years.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.  The executive officers of the Company's subsidiaries, who are appointed by such subsidiaries' Boards of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

        Edward M. Kopko is the Chairman of the Board of Directors and Chief Executive Officer.  (See "Directors Continuing in Office".)

        Michael C. Hellriegel, age 49, was appointed Senior Vice President - Finance and Treasurer in November 1995 and also became the Chief Financial Officer of the Company in April 1996.  Prior to that he had served as Vice President and Controller of the Company since January 1993 and of Butler Service Group, Inc. since August 1988.  Mr. Hellriegel received a B.S. degree from St. Peter's College and an M.B.A. degree, with a concentration in finance, from Fairleigh Dickinson University.  He is a Certified Public Accountant.  He is currently pursuing a Master of Science degree in Strategic Communications from Columbia University.

        R. Scott Silver-Hill, age 49, has been Senior Vice President - Butler International (Technical Services) since October 2002.  He has served as Senior Vice President - Domestic Operations from November 1995 to October 2002, Senior Vice President in the Contract Technical Services Division from August 1990 to November 1995, and Vice President in the Contract Technical Services Division from February 1988 to August 1990.  Mr. Silver-Hill received B.A. degrees from the University of California at Santa Barbara in history and political science with an emphasis in public administration.  Mr. Silver-Hill was notified of the Company's intention to terminate his employment on April 18, 2003.

        Ivan Estes, age 59, has been Senior President - Butler International (Telecommunication Services) since October 2002.  Mr. Estes joined Butler in December 1990 as Regional Sales Manager after a 25-year career with GTE.  In 1993, he was promoted to Vice President, West Division and in 1996, he was promoted to Vice President and given general manager responsibility for telecommunications services.  He was promoted to Senior Vice President in 1998.  Mr. Estes graduated from Texas A&M University with a BBA in Management.

        Michael T. McHugh, age 44, has been Senior President - Butler International (Information Technology Services) since October 2002.  Mr. McHugh joined Butler in April 1998 as Vice President - Butler Technology Solutions from Wang Laboratories Inc.  He holds a BS degree in management information systems from Old Dominion University.  Mr. McHugh's last day with the Company was January 31, 2003.

PRINCIPAL STOCKHOLDERS

        On the Record Date, the directors, current executive officers of the Company, all persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock and/or preferred stock, and all directors and officers of the Company and its subsidiaries as a group, beneficially owned the number of shares of the Company's common stock ("Common Stock") and Series B 7% cumulative convertible preferred stock ("Series B Preferred Stock") set forth below.  Unless otherwise stated, all shares are held directly with sole voting and investment power.  The business address of the named stockholders is the address of the Company, except as otherwise noted.  Except as disclosed in the chart below, the Company knows of no other person or group owning 5% or more of any class of the Company's voting securities.

	Common Stock[1]		Series B Preferred Stock[2]		Total Equivalent Voting Rights[3]
Name	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class	Number of Shares	Percent of Total

Edward M. Kopko	726,984[4]	6.9%	1,228,992	21.8%[5]	1,955,976	12.1%
Frederick H. Kopko, Jr.	380,953[6]	3.7%	1,319,077[7]	23.3%[5]	1,700,030	10.7%
Hugh G. McBreen	319,371[8]	3.1%	1,277,007[9]	22.6%[5]	1,596,378	10.0%
Nikhil S. Nagaswami	168,000[10]	1.6%	--	--	168,000	1.1%
Thomas F. Comeau	91,747[11]	0.9%	--	--	91,747	0.6%
John F. Hegarty	148,700[12]	1.4%	734,385[13]	13.0%[5]	883,085	5.5%
Michael C. Hellriegel	205,869[14]	2.0%	--	--	205,869	1.3%
R. Scott Silver-Hill	234,066[15]	2.3%	77,545	1.4%	311,611	2.0%
Ivan Estes	73,550[16]	0.7%	--	--	73,550	0.5%
Michael T. McHugh	55,439[17]	0.5%	--	--	55,430	0.3%
Caxton Associates L.L.C.	893,000[18]	8.8%	--	--	893,000	5.6%
Knott Partners L.P.	875,500[19]	8.6%	--	--	875,500	5.5%
Ironwood Capital Management	653,200[20]	6.4%	--	--	653,200	4.1%
Dimensional Fund Advisors	522,275[21]	5.1%	--	--	522,275	3.3%

All directors and executive officers as a group (10 persons)[22]	2,404,679[23]	21.2%	4,637,006	82.0%	7,041,685	41.4%

1        Assumes as to each person or entity the exercise of his or its options and warrants.

2        Series B Preferred Stock consists of 5,639,239 outstanding shares, has one vote per share, and is convertible into shares of common stock at a rate of 0.285 per share of Series B Preferred Stock.

3        Does not assume conversion of Series B Preferred Stock.

4         Includes 328,767 shares that may be purchased upon exercise of options granted under Butler stock option plans.

5         Messrs. Edward M. Kopko, Frederick H. Kopko, Jr., Hugh G. McBreen and John F. Hegarty have filed a Schedule 13D with respect to their purchases of Series B Preferred Stock.  The reporting persons disclaim the existence of a "group" under Section 13(d) of the
           Exchange Act.

6         Includes 90,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.  The business address of  Mr. Kopko is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

7         Includes 7,634 shares owned by Mr. Kopko's wife (as to which Mr. Kopko disclaims beneficial ownership).

8        Includes 5,437 shares beneficially owned by Mr. McBreen's children (as to which Mr. McBreen disclaims beneficial ownership), and
          105,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.  The business address of Mr.
          McBreen is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

9         Includes 2,690 shares owned by Mr. McBreen's wife (as to which Mr. McBreen disclaims beneficial ownership).

10       Consists of 168,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for
           Non-Employee Directors.

11       Includes 48,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

12       Includes 139,200 shares that may be purchased upon exercise of options granted under Butler stock option plans.

13       Includes 110.967 shares beneficially owned by Mr. Hegarty's wife (as to which Mr. Hegarty disclaims beneficial ownership).

14       Includes 112,083 shares that may be purchased upon exercise of options granted under Butler stock option plans.

15       Includes 100,833 shares that may be purchased upon exercise of options granted under Butler stock option plans.

16       Includes 58,500 shares that may be purchased upon exercise of options granted under Butler stock option plans.

17       Includes 52,125 shares that may be purchased upon exercise of options granted under Butler stock option plans.

18       Based on publicly available information reported on February 12, 2002, Caxton Associates, L.L.C.  beneficially own 893,000 shares of the Company's common stock.  The business address of Caxton Associates, L.L.C. is c/o Prime Management Limited, Mechanics
           Building, 12 Church Street, Hamilton HM11 Bermuda.

19       Based on publicly available information reported on April 7, 2003, Knott Partners, L.P. beneficially owns 875,500 shares of the
           Company's common stock.  The business address of Knott Partners, L.P. is 485 Underhill Boulevard,  Syosset, NY 11791.

20       Based on publicly available information reported on March 14, 2003, Ironwood Capital Management, LLC beneficially owns
           653,200 shares of the Company's common stock.  The business address of Ironwood Management, LLC is 21 Custom House Street,
           Boston MA 02110.

21       Based on publicly available information reported on February 7, 2003, Dimensional Fund Advisors, Inc. beneficially owns 522,275 shares of the Company's common stock.  The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue,
           11th Floor, Santa Monica, CA 90401.

22       Includes the executive officers of the Company and its principal subsidiaries.

23       Includes 1,202,508 shares that may be purchased upon exercise of options granted under Butler stock option plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Audit Committee of the Board of Directors consists of Messrs. Comeau, McBreen, and Nagaswami. The Executive Compensation Committee consists of Messrs. Comeau, Frederick H. Kopko, Jr., McBreen, and Nagaswami.  The Stock Option Committee and the Section 162(m) Executive Compensation Committee of the Board of Directors consist of Messrs. Comeau and Nagaswami.

        During 2002, the Company incurred $585,000 in legal fees and expenses to McBreen & Kopko, of which Messrs. Frederick H. Kopko, Jr. and McBreen are partners.

        Under various stockholder-approved option plans and other stock purchase agreements, Messrs. Frederick H. Kopko, Jr., Hegarty and McBreen have executed primarily non-interest bearing notes payable to the Company to purchase common stock. As of December 31, 2002, $2,953,342 remained outstanding under such notes.

        Except for one note from Frederick H. Kopko, Jr., in the original amount of $201,600 with a December 31, 2002 balance of  $135,144, the full principal amount of each loan set forth above is currently outstanding and has been outstanding since the date of the loans.  The shares of the stock purchased by such individuals in connection with the loans collateralize the loans and each individual has entered into a pledge agreement and has executed a secured non-recourse promissory note.  The loans are payable on the later of the specific date set forth in such promissory notes or the date when the officer fails to remain continuously employed by the Company (or, with respect to the directors, the 30th day after the voluntary termination of the director's directorship).

        The loans to directors were made prior to the effective date of the prohibition of loans to directors under the Sarbanes-Oxley Act of 2002, and are grandfathered under such Act.

EXECUTIVE COMPENSATION REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

        The Executive Compensation Committee, the Stock Option Committee, and the 162(m) Executive Compensation Committee (collectively the "Committee") oversee the executive compensation policies and programs of the Company, including executive and certain non-executive officers.  The Company's executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value.  A portion of each executive's compensation is dependent upon the Company's profitability and the appreciation in the market price of the Company's common stock.  Achievement of certain other corporate goals and individual performance objectives also impact executive compensation.

        The main components of executive compensation are: base salary, annual incentive cash bonus, and longer-term equity-based incentive compensation.  The Committee periodically reviews independent surveys, compensation trends, and competitive factors in making judgments on the appropriate compensation package for each executive employee.  The Committee's decisions also acknowledge that Butler's Retirement Program is modest compared with many other companies.

        Executive Employment Agreements: On December 12, 2002, the Board of Directors and the Executive Compensation Committee approved the terms of a second amended and restated employment agreement (collectively, the "Employment Agreement") with Edward M. Kopko.  The terms of Mr. Kopko's Employment Agreement are set forth below under " Employment Agreements".

        Michael C. Hellriegel, the Company's Senior Vice President - Finance, Treasurer, and Chief Financial Officer entered into a new employment agreement effective January 1996, as authorized by the Committee.  R. Scott Silver-Hill, the Company's Senior Vice President - Butler International (Technical Services), entered into an employment agreement effective July 1991, as authorized by the Committee.  Ivan Estes, the Company's Senior Vice President - Butler International (Telecommunication Services), entered into an employment agreement effective March 1999, as authorized by the Committee.  Michael T. McHugh, the Company's Senior Vice President - Butler International (Information Technology Services), entered into an employment agreement effective April 1998, as authorized by the Committee The terms of these employment agreements are set forth below under " Employment Agreements".

        Base Salary:  The salaries of the other executive and non-executive officers within the purview of the Committee are based on a periodic review of surveys of companies of comparable size and complexity.  In certain cases, the Company has hired executive talent from outside, and both base pay and other compensation elements have been determined with the guidance of the executive search firm used for that purpose.  Except for certain equity adjustments or a significant increase in responsibilities, annual salary increases are generally limited to cost of living adjustments.  In general, no salary increases were given during 2002 to executive and non-executive officers.  In September 2002, these officers also accepted a 10% pay cut.

        According to independent surveys, particularly the Watson Wyatt Data Services Compensation Surveys - All Non-Manufacturing Industries, the combined base salaries at the current run rate of the Company's officers as a group, including the Named Executive Officers, are 4.3% below the median and 12.9% below the average for their positions and company size, based on revenues.  Mr. Kopko's base salary individually is 11.7% below the median and 17.8% below the average for his position and company size.  The Wyatt Survey was used because it covers a larger number and variety of companies than the Peer Group.  The Committee believes that Mr. Kopko's total compensation as a percent of revenues is generally in line with other top executives.

        Annual Incentive Cash Bonus:  Each executive officer and certain non-executive officers are eligible to participate in an annual cash bonus plan.  A contractual agreement is reached early in the year, with each such officer to be given the opportunity to earn a cash bonus based in part on the achievement of profitability and in part on the accomplishment of several key individual, department, or business unit objectives that are believed to be vital to the Company's success.  The financial objectives are generally based on operating income of the Company as a whole, or of a business unit, division or region--rather than on target thresholds.  The mix between financial and non-financial objectives depends upon the nature of each executive's responsibilities.  An officer with bottom line responsibility typically has a greater portion of incentive bonus tied to the operating profit of his or her group.  However, all executive officers and non-executive officers have some portion of their bonus dependent upon the successful completion of non-financial objectives such as specific projects for their group and/or individually.

        The bonuses awarded in 2002 to the officers (other than the CEO) reflect the mix of corporate, department and individual performance achieved.  The Committee notes that neither Mr. Kopko nor the Company achieved certain goals previously set for 2002, such as profitable revenue growth and appreciation of the Company's share price.  Accordingly, Mr. Kopko's bonus was reduced in 2002 following a significant reduction in 2001.

        Despite the sharp economic downturn that especially affected its telecommunications and IT customers, as well as its partners and peers, Mr. Kopko and his management team are to be commended for those financial and non-financial goals that were achieved and for taking decisive actions.  These include lowering the Company's cost structure by eliminating more than $15 million in overhead expenses for a total of more than $40 million in cost reductions since the second quarter 2001; eliminating several senior level positions resulting in a leaner, flatter organization structure; achieving profitable sales growth in project-oriented engineering design services and higher operating income than in 2001 in all business units except Telecommunication Services; repositioning Butler to benefit from increased demand from aerospace and defense related customers; solidifying and expanding relationships with key long-standing customers; and maintaining a high level of quality services and customer satisfaction at a time when its customers continue a trend toward fewer primary suppliers.  The Committee has concluded that, as a result of these combined actions, the Company is positioned for profitable growth as the economy improves. The Committee also acknowledges the further decline in the Company's share price during 2002, as greater than the decline in both the Peer Group and the NASDAQ Index.  The continuing transformation to high technology, solutions-oriented business in both IT and telecommunications requires a longer-term perspective.

        Longer-Term Equity-Based Incentive Compensation: The Company has several longer-term, equity-based plans whose purpose is to promote the interests of the Company and its stockholders by encouraging greater management ownership of the Company's Common Stock.  Such plans provide an incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs.  Additionally, these plans strengthen the Company's ability to attract and retain experienced and knowledgeable employees over a longer period and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends.

        These plans include the 2002 Stock Incentive Plan, which replaced the 1992 Incentive Stock Option Plan, the 1992 Non-Qualified Stock Option Plan, and the 1992 Stock Bonus Plan in April 2002, and the 1990 Employee Stock Purchase Plan.

        The Committee believes it is important that the CEO and other senior officers have a significant number of stock options whose value can provide a powerful incentive to driving the Company's bottom line and stock performance.  Stock option awards are based on an officer's level of responsibilities and expected contribution, rather than following the achievement of certain targets.  In March 2002, a total of 399,333 incentive stock options were granted to 30 officers and other individuals, including 184,333 for the Named Executive Officers.  The future value of all options will depend on the Company's success in increasing stockholder value.

        Under the 1992 Stock Bonus Plan, the Committee made awards of stock to individuals who, in the Committee's judgment, have made significant contributions to the Company or its subsidiaries.  In March 2002, a total of 258,667 shares of the Company's common stock were granted to three of the Named Executive Officers under this Plan.

        The 1990 Employee Stock Purchase Plan was designed to provide long-term incentive compensation to officers, directors and key employees.  The Employee Stock Purchase Plan, which made available $2.5 million for loans to such officers, directors, and key employees to purchase Company stock, rewarded such persons for, among other things, achieving long range corporate goals, achievement of targeted profitability levels that are sustained over a longer period of time, developing new growth objectives for each business unit based on analysis of market potential, developing and achieving long-range sales growth, and upgrading of technology, systems and processes.  The Company forgave certain loans in previous years.  However, since 1996, the Employee Stock Purchase Plan has been dormant as the Committee has granted no new loans under this plan and has deferred any further loan forgiveness except for a loan of approximately $31,000 that was forgiven in 2002 as a result of the retirement of a non-director executive officer.

        The Executive Compensation Committee believes that the executive compensation policies and programs serve the interests of the stockholders.  Such compensation is intended to be a function of the Company's increase in profits and share price value over a longer-term perspective.

        Internal Revenue Code Section 162(m):  Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code.  Generally, covered employees are the Named Executive Officers.  At the Company's 1999 Annual Meeting, the Stockholders approved amendments to and restatements of the Company's Employee Stock Plans and the Company's Performance Bonus Plan for the President and Chief Executive Officer in compliance with Section 162(m) of the Code.  As a result, the compensation realized in connection with stock options and cash awards granted thereunder to the Chief Executive Officer, except as may be modified by the amended employment agreement dated December 12, 2002, is excluded from the deduction limit.  The Committee's intent is to preserve the deductibility of compensation payments and benefits to the extent reasonably practical.  The Committee, however, retains the discretion to authorize compensation that does not qualify for income tax deductibility.

EXECUTIVE COMPENSATION COMMITTEE

                                                                                      Thomas F. Comeau            Frederick H. Kopko, Jr.
                                                                                  Hugh G. McBreen              Nikhil S. Nagaswami

        The following table summaries cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executives officers for the year ended December 31, 2002 (collectively, the "Named Executive Officers").

1542:
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards[3]
Name & Principal Position	Year	Salary ($)[1]	Bonus ($)	Other Annual Compensation ($)[2]	Securities Underlying Options (#)	All Other Compensation ($)[4]

Edward M. Kopko President and CEO	2002 2001 2000	$449,950 449,781 436,461	$229,382 276,086 752,437	$518,612[5] 313,665[6] 283,479[7]	$62,667 -- --	$67,423 67,412 67,424
Michael C. Hellriegel Sr. VP - Finance, Treasurer, and CFO	2002 2001 2000	241,920 242,400 219,298	144,800 122,928 120,000	11,684 1,074 1,074	33,333 -- --	979 890 1,464
R. Scott Silver-Hill Sr. VP - Technical Services	2002 2001 2000	290,769 287,981 275,000	125,000 112,500 122,825	14,941 2,835 2,147	33,333 -- 7,500	1,111 1,007 1,645
Ivan Estes Sr. VP - Telecom Services	2002 2001 2000	164,769 159,231 126,231	35,000 62,689 289,639	-- -- --	40,000 -- 5,000	399 421 342
Michael T. McHugh Sr. VP - Information Technology Services	2002 2001 2000	213,213 218,654 213,654	21,000 43,568 57,777	-- -- --	15,000 -- 3,750	427 60 50

1        The Company pays the majority of its employees on a weekly basis.  The calendar year 2001 included 51 payroll weeks whereas calendar year 2002 and 2000 included 52 payroll weeks.

2        Consists primarily of imputed interest on loans to buy common stock of the Company.

3        No options were repriced during the last fiscal year or at any time since the Company's inception.

4        Consists of imputed cost of Company-paid term life insurance.  Includes Company insurance payments for Mr. Kopko of $66,992 for each 2002, 2001 and 2000.

5        Consists of imputed interest on loans to buy common stock of the Company in the amount of $133,233 and tax gross-up on imputed interest, insurance payments, 2001 bonus payments and stock awards in the amounts of $117,678, $59,169, $183,537 and $24,995, respectively.

6        Consists of imputed interest on loans to buy common stock of the Company in the amount of $133,233 and tax gross up on imputed interest and insurance payments in the amounts of  $120,063 and $60,369, respectively.

7        Consists of imputed interest on loans to buy common stock of the Company in the amount of $117,286 and tax gross up on imputed interest and insurance payments in the amounts of $105,776 and $60,417, respectively.

        Employment Agreements:  On December 12, 2002, as the result of the Sarbanes-Oxley Act of 2002 and management salary reductions, the Board of Directors and the Executive Compensation Committee approved the terms of a second amended and restated employment agreement (collectively, the "Employment Agreement") with Edward M. Kopko.  Under the Employment Agreement, Mr. Kopko has agreed to serve as President, Chairman of the Board and Chief Executive Officer of the Company, and in a similar capacity for the Company's subsidiaries, for a term commencing on January 1, 1991 and terminating three years after a notice of termination is given by either the Company or Mr. Kopko, subject to earlier termination in accordance with the terms of the Employment Agreement.

        The Employment Agreement provides for base compensation and annual raises of not less than five percent of the prior year's salary.  The employment agreement, however, further provides that (i) during the year 2002, Mr. Kopko's salary reflected a ten percent reduction effective September 2002: (ii) Mr. Kopko would not receive the automatic five percent salary increase for the year 2002; (iii) Mr. Kopko will not receive the automatic five percent increase for the year 2003 and (iv) Mr. Kopko will not receive the automatic five percent increase for the year 2004.  Mr. Kopko will also receive payment of a performance bonus (referred to in the Employment Agreement as an annual cash bonus) in an amount equal to five percent of the Company's operating income of $3 million or less, plus three percent of operating income above $3 million, but not less than $150,000 per quarter.  The Employment Agreement also provides for an incentive bonus based on the successful completion of management objectives and other factors.  In no event is the total annual bonus to exceed four times Mr. Kopko's base salary.

        "Operating Income" is defined in the Employment Agreement as net income of the Company's principal operating subsidiary before adjustments for Federal and State income taxes and taxes imposed at the federal/national level by foreign countries (based upon income), and excluding extraordinary items.  "Operating income" is also defined to exclude such items as corporate expense allocation from the Company and certain goodwill amortization, and to include items such as general and administrative expense and related working capital interest income and expense.

        The Employment Agreement further provides that prior to the end of the first three calendar quarters of each year, the Company shall pay to Mr. Kopko an amount equal to the sum of the following: (i) eighty percent of the Company's estimate of Mr. Kopko's performance bonus for said quarter based on the operating income of the Company, as reported to the Board of Directors for the quarter; and (ii) eighty percent of the Company's incentive bonus for said quarter, based on satisfactory progress toward completion of the management objectives.  The remaining payment will be made within ninety days of the end of the fiscal year.

        The previous employment agreement entered into between the Company and Mr. Kopko contained a performance-based bonus plan for Mr. Kopko (the "Performance Bonus Plan") which is intended to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  Section 162(m) generally authorizes the tax deduction of compensation in excess of $1,000,000 per taxable year payable to a chief executive officer (and certain other officers) only where such compensation is based on performance, satisfies certain other requirements, and is approved by the stockholders. The Company's stockholders approved the Performance Bonus Plan at the Company's 1999 Annual Meeting, and Mr. Kopko's compensation in excess of $1 million, except as may be modified by the December 12, 2002 amended employment agreement, is believed to be fully tax-deductible.

        Mr. Kopko is also entitled to benefits, including stock options and payment of taxes on his behalf based on imputed income. If the Company breaches its duty under the Employment Agreement, if Mr. Kopko determines in good faith that his status with the Company has been reduced, or if, after a change in control of the Company, Mr. Kopko determines in good faith that the financial prospects of the Company have significantly declined, Mr. Kopko may terminate his employment and receive all salary and bonus owed to him at that time, pro rated, plus three times the highest annual salary and bonus paid to him in the three years immediately preceding the termination.

        As disclosed in Note 22 to the Company's 2002 Annual Report on Form 10K, on March 27, 2003, the Company entered into the Third Amendment and Waiver Agreement with General Electric Capital Corporation ("GECC").  The agreement, among other things, stipulated that current-year senior management bonuses may not be paid in cash.  In accordance with such agreement, the Company did not pay first quarter bonuses, including those bonuses it is contractually obligated to pay.  Based upon the current agreement with GECC, the Company will not pay quarterly or year-end cash bonuses for the rest of the year.

        On May 12, 2003, Edward M. Kopko, Chairman and Chief Executive Officer, notified the Company of an alleged breach in its financial obligations to him, by virtue of the non-payment of his guaranteed bonus which was due within thirty days after the end of the first quarter.  Under the terms of his employment agreement upon such an event, Mr. Kopko is entitled to terminate his employment agreement and receive, among other things, termination payments equal to three times his highest annual compensation, benefits and bonus.  Mr. Kopko has made a claim of $6.3 million.

        In an anticipation of a settlement of his claim, Mr. Kopko has informed the Company of his intention to voluntarily remain in the employ of the Company and shall continue to perform his duties as President, Chairman of the Board and Chief Executive Officer of the Company, provided that the Company comply with all its obligations under his employment agreement subsequent to April 1, 2003.  Consequently, Mr. Kopko shall, for a period of sixty days, refrain from exercising any rights or remedies he may have to allow the parties to reach a settlement.

        Given the recent receipt of this claim, the Company has not had sufficient time to fully review its remedies in this matter.  Additionally, as of the date of this filing, Mr. Kopko has not officially terminated his employment contract, which would give rise to the obligations included in his claim.  Therefore, the outcome including the amount of any settlement of such claim is uncertain at this time.  Consequently, the Company has not recorded a liability for this claim.  As a precaution, the Company has requested and received a waiver from GECC for any financial covenant impact from such claim by Mr. Kopko.

        The Board of Directors is currently engaged in negotiations with Mr. Kopko in an attempt to settle this matter.

        In January 1996, the Company entered into an employment agreement with Michael C. Hellriegel.  Mr. Hellriegel's employment agreement is terminable by either party with four months prior notice.  Mr. Hellriegel is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors.  The employment agreement provides that if Mr. Hellriegel's employment is terminated other than for cause, he will be entitled to four months salary.  The agreement provides that Mr. Hellriegel will not compete with the Company for a period of one year after termination of employment.

        In July 1991, the Company entered into an employment agreement with R. Scott Silver-Hill. Mr. Silver-Hill's employment agreement is terminable by either party with six months prior notice.  Mr. Silver-Hill is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors.  The employment agreement provides that if Mr. Silver-Hill's employment is terminated other than for cause, he will be entitled to six months salary.  The agreement provides that Mr. Silver-Hill will not compete with the Company for a period of one year after termination of employment.  Mr. Silver-Hill was notified of the Company's intentions to terminate his employment on April 18, 2003.

        In July 2001, the Company entered into an employment agreement with Ivan Estes.  Mr. Estes' employment agreement is terminable by either party with four months prior notice.  Mr. Estes is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors.  The employment agreement provides that if Mr. Estes' employment is terminated other than for cause, he will be entitled to four months salary.  The agreement provides that Mr. Estes will not compete with the Company for a period of one year after termination of employment.

        In April 1998, the Company entered into an employment agreement with Michael T. McHugh.  Mr. McHugh's employment agreement is terminable by either party with four months prior notice.  Mr. McHugh is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors.  The employment agreement provides that if Mr. McHugh's employment is terminated other than for cause, he will be entitled to four months salary.  The agreement provides that Mr. McHugh will not compete with the Company for a period of one year after termination of employment.  Mr. McHugh's last day with the Company was January 31, 2003.

        This table shows stock options grants during 2002 to the Named Executive Officers.  No stock appreciation rights have been granted to the Named Executive Officers.

OPTIONS GRANTED IN 2002
Name of Individual	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employee in Fiscal Year	Exercise Price	Expiration Date[5]	Grant Date Present Value[6]

Edward M. Kopko	62,667[1]	15.7%	$2.12	March 1, 2012	$90,278
Michael C. Hellriegel	33,333[2]	8.3%	2.12	March 1, 2012	48,020
R. Scott Silver-Hill	33,333[2]	8.3%	2.12	March 1, 2012	48,020
Ivan Estes	40,000[3]	10.0%	2.12	March 1, 2012	57,624
Michael T. McHugh	15,000[4]	3.8%	2.12	March 1, 2012	21,609

1        Consists of options granted under the 1992 Stock Option Plan on March 1, 2002, of which 20,889 are exercisable on each of
          March 1, 2003, 2004 and 2005.

2        Consists of options granted under the 1992 Stock Option Plan on March 1, 2002, of which 11,111 are exercisable on each of
          March 1, 2003, 2004 and 2005.

3        Consists of options granted under the 1992 Stock Option Plan on March 1, 2002, of which 13,333 are exercisable on each of
          March 1, 2003and 2004 and 13,334 are exercisable on March 1, 2005.

4        Consists of options granted under the 1992 Stock Option Plan on March 1, 2002, of which 5,000 are exercisable on each of
          March 1, 2003, 2004 and 2005.

5        These options could expire earlier in certain situations such as an individual's termination of employment with the Company.

6        The estimated fair value of stock options is measured at the date of grant using the Black-Scholes option pricing model based on the following assumptions:  expected stock price volatility of 87.5% based on the average monthly closing price of the
          Company's common stock for 2002; expected term to exercise of approximately 6.9 years; and interest t-rates equal to the U.S.
          Treasury Note rates at the date of grant (5.04% for options granted on March 1, 2002).  The actual value, if any, an individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.  Consequently, there is no assurance the value realized will be at or near the value estimated above.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND 2002 YEAR-END OPTION VALUES

        This table shows information regarding the number and value of options exercised in 2002 and the number and value of options held at year-end by the Named Executives Officers.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND 2002 YEAR-END OPTION VALUES
Name of Individual	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2002 Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 2002 Year-End Exercisable/Unexercisable

Edward M. Kopko	0	$0	206,1001 / 122,667	$0 / $0
Michael C. Hellriegel	0	$0	58,7502 / 53,333	$0 / $0
R. Scott Silver-Hill	0	$0	65,0003 / 35,833	$0 / $0
Ivan Estes	0	$0	16,8344 / 41,666	$0 / $0
Michael T. McHugh	0	$0	35,8755 / 16,250	$0 / $0

1        Consists of non-qualified stock options to purchase 26,100 shares, granted in 1986 and 1987 at an option price of $6.68 per share; a currently exercisable option to purchase 90,000 shares under the 1992 Incentive Stock Option Plan, granted on August 2, 1993, at an exercise price of $2.93 per share; an option to purchase 150,000 shares under the 1992 Non-Qualified Plan, granted on December 1,
          1999, at an exercise price of $8.00 per share, of which 30,000 became exercisable on each of December 1, 2000, December 1, 2001 and
          December 1, 2002 and 30,000 will become exercisable on each of December 1, 2003 and 2004;and an option to purchase 62,667 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the  exercise price of $2.12 per share, of which 20,889 will become exercisable on each of March 1, 2003, 2004 and 2005.

2        Consists of currently exercisable incentive stock options to purchase 15,000 shares granted in December 1995 at an exercise price of
          $2.92 per share; currently exercisable incentive stock options for 11,250 shares granted in January 1997 at an exercise price of $6.67 per share; currently exercisable incentive stock options for 7,500 shares granted in December 1997 at an exercise price of $11.25 per share;
          currently exercisable incentive stock options for 15,000 shares granted in December 1998 at an exercise price of $14.58 per share;
          currently exercisable incentive stock options for 30,000 shares granted in December 1999 at an exercise price of $8.00 per share; and an option to purchase 33,333 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the  exercise price of $2.12 per share, of which 11,111 become exercisable on each of March 1, 2003, 2004 and 2005.

3        Consists of currently exercisable incentive stock options for 11,250 shares, granted in January 1993 at an exercise price of $2.08 per share; currently exercisable incentive stock options for 15,000 shares granted in December 1995 at an exercise price of $2.92 per share;
          currently exercisable incentive stock options for 11,250 shares granted in December 1996 at an exercise price of $6.42 per share;
          currently exercisable incentive stock options for 11,250 shares granted in December 1997 at an exercise price of $11.25 per share;
          currently exercisable incentive stock options for 11,250 shares granted in December 1998 at an exercise price of $14.58 per share;
          incentive stock options for 7,500 shares granted in February 2000 at an exercise price of $9.69 per share, of which 2,500 became exercisable on February 22, 2001 and 2002, and 2,500 will become exercisable on February 22, 2003; and an option to purchase 33,333 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the  exercise price of $2.12 per share, of which 11,111 become exercisable on each of March 1, 2003, 2004 and 2005.

4        Consists of currently exercisable incentive stock options for 4,500 shares, granted in December 1996 at an exercise price of $6.42 per share; currently exercisable incentive stock options for 4,500 shares granted in December 1997 at an exercise price of $11.25 per share;
          currently exercisable incentive stock options for 4,500 shares granted in April 1999 at an exercise price of $13.00 per share; incentive stock options for 5,000 shares granted in February 2000 at an exercise price of $9.69 per share, of which 1,667 became exercisable on
          February 22, 2001 and 2002, and 1,666 will become exercisable on February 22, 2003; and an option to purchase 40,000 shares under the
          1992 Incentive Stock Option Plan granted on March 1, 2002, at the  exercise price of $2.12 per share, of which 13,333 become exercisable on each of March 1, 2003 and 2004, and 13,334 become exercisable on March 1, 2005.

5        Consists of currently exercisable incentive stock options for 30,000 shares, granted March 1998 at an exercise price of $14.25 per share;
          currently exercisable incentive stock options for 3,375 shares granted in April 1999 at an exercise price of $13.00 per share; incentive stock options for 3,750 shares granted in February 2000 at an exercise price of $9.69 per share, of which 1,250 became exercisable on
          February 22, 2001 and 2002, and 1,250 will become exercisable on February 22, 2003; and an option to purchase 15,000 shares under the
          1992 Incentive Stock Option Plan granted on March 1, 2002, at the  exercise price of $2.12 per share, of which 5,000 become exercisable on each of March 1, 2003, 2004 and 2005.

RETIREMENT PLANS

        Staff employees of the Company, including the executive officers referred to in the Summary Compensation Table, are entitled to participate in the Butler Service Group, Inc. Defined Benefit Plan (the "Plan"), which is a non-contributory, defined benefit retirement plan.  Retirement benefits are computed on the basis of a specified percentage of the average monthly base compensation (during any 60 consecutive months of an employee's final 120 months of employment which results in the highest average) multiplied by the employee's years of credited service.  The Plan provides for several optional forms of benefit payment including a straight life annuity, a 50% joint and survivor annuity, a period certain annuity, and a lump sum.  Retirement benefits are in addition to benefits payable from Social Security.  Normal retirement age is 65, although benefits may begin as early as age 55 with ten years of service.  A pension benefit is vested after five years of service.

        The Defined Benefit Plan was frozen as of December 31, 1996.  As of December 31, 1996, the Named Executive Officers had the following years of credited service for retirement compensation purposes: Mr. Kopko--11, Mr. Hellriegel--15, Mr. Silver-Hill--15, Mr. Estes--6, and Mr. McHugh--0.  The following table shows the estimated annual retirement benefits payable assuming that retirement occurs at age 65.

PENSION PLAN TABLE
Average Annual Earnings for the Highest Consecutive	Years of Service
60 Months of the Last 120 Months Prior to 1/1/97	10	15	20	25

$100,000	$11,532	$17,298	$23,064	$28,830
$150,000*	$17,532	$26,298	$35,064	$43,830

*Salary limited by terms of Plan and the law to $160,000 as of January 1, 1997.  For Mr. Kopko, the compensation used for service prior to 1994 is $235,840.

        The above pensions are offset by pension equivalents from two other plans: (1) The Company sponsored Employee Stock Ownership Plan ("ESOP"); and (2) Pensions purchased from Nationwide Insurance Company due to termination of predecessor plan.  The ESOP has approximately 57,000 shares of the Company's stock.  The shares of stock were allocated to employees over seven years beginning in 1987 and ending in 1993.

        Effective January 1, 1997, a new retirement plan was implemented for staff employees, including the executive officers referred to in the Summary Compensation Table, and for certain other salaried employees.  The new plan is based on a partial Company matching contribution for staff employees and BTS salaried employees who participate in the Company's 401(k) Retirement Savings Plan.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the Company's common stock for the last five years with the cumulative total return of the NASDAQ Market Index and a self-constructed peer group of companies.  The peer group companies are CDI Corporation, Comforce Corporation, Computer Horizons Corporation, Dycom Industries, Inc., Keane, Inc., Kelly Services, Inc., Mastec, Inc., Quanta Services, Inc., RCM Technologies, Inc., and SOS Staffing Services, Inc.  The results are based on an assumed $100 invested on December 31, 1997 and the reinvestment of dividends.

Comparisons of Five-Year Total Stockholder Return
(in dollars)

CERTAIN TRANSACTIONS

        Under various approved stockholder option plans and stock purchase agreements, Edward M. Kopko has executed non-recourse, non-interest bearing notes to the Company to purchase common stock.  The shares of the stock purchased by Mr. Kopko in connection with the loans collateralize the loans and Mr. Kopko has entered into a pledge agreement and has executed a secured non-recourse promissory note.  The loans are payable on the later of the specific date set forth in such promissory notes or the date when Mr. Kopko fails to remain continuously employed by the Company.  The outstanding aggregate balance of the loans for stock purchases on December 31, 2002 and the largest aggregate principal amount of the loans outstanding during 2002 was $1,616,977.  Additionally, in 1999, the Company provided Mr. Kopko with a non-interest bearing loan in the amount of $822,441 to enable him to meet his tax obligation on options exercised in that year.  The full principal amount of this loan is currently outstanding and has been outstanding since the date of the loan.  Also, the Company has advanced amounts to Mr. Kopko against his future bonuses.  The outstanding aggregate balance of the advances to Mr. Kopko on December 31, 2002 and the largest aggregate amount of advances outstanding during 2002 was $654,853.

        Indebtedness of directors is included in "Compensation Committee Interlocks and Insider Participation".

        The loans to executives and directors were made prior to the effective date of the prohibition of loans to directors and executive officers under the Sarbanes-Oxley Act of 2002, and are grandfathered under such Act.

        Since 1994, the Company has provided payroll and administrative services to Chief Executive Magazine, Inc. ("Chief Executive").  During 2001, Edward M. Kopko, the Company's Chairman, became the Chairman of the Board of Directors of Chief Executive.  Total payroll and administrative services provided to Chief Executive totaled $5.1 million in 2002.  Included in accounts receivable at December 31, 2002 are $5.9 million due from Chief Executive.  In addition, at December 31, 2002, Chief Executive has note payable to the Company of $1.3 million, which is included in the other current assets.  The note bears interest at three hundred basis points above the prime rate (7.25% at December 31, 2002) and included accrued interest of $122,000 at December 31, 2002.  In 2002, due to the continuing deterioration of the financial condition of Chief Executive, the Company increased its allowance for doubtful accounts and notes by $3.7 million to cover its estimated losses resulting from Chief Executive's inability to make required payments.  The Company performs ongoing reviews of Chief Executive's profitability and market value as well as that of other publishing organizations.  The Company believes that the need for the additional allowance is reflective of the economic downturn in the publishing industry.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche has been selected by the Board of Directors to serve as the independent public accountants for the Company and its subsidiary corporations for the fiscal year ending December 31, 2003.  The appointment is being submitted to the stockholders for ratification.  Auditing services to be rendered by Deloitte & Touche will include the examination of the annual consolidated financial statements, review of unaudited quarterly statements, assistance with Securities and Exchange Commission filings, and consultations in connection with various audit related matters.  The firm has been the auditors for the Company and its subsidiaries since the Company's inception in 1985.

        Representatives of the firm are expected to be present at the Annual Meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

        The proposal to appoint Deloitte & Touche as the independent public accountants requires the approval of holders of a majority of the shares of the Company's common stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class, present and entitled to vote at the Meeting.

        The Board of Directors unanimously recommends a vote FOR the adoption of Proposal 2 on the appointment of the independent public accountants.

PROPOSAL 3:  APPROVAL OF AMENDMENT TO THE ARTICLES
OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

        On April 21, 2003, the Company's Board of Directors adopted resolutions, subject to approval by the Company's stockholders, to amend the Company's Articles of Incorporation, as amended (the "Amendment") to (i) effect, at any time up to the date of the Company's 2004 Annual Meeting, a reverse stock split (the "Reverse Split") of the Company's Common Stock, in an exchange ratio of one share of New Common Stock ("New Common Stock") for up to ten (10) issued and outstanding shares of Old Common Stock ("Old Common Stock") with the exact ratio to be determined by the Board of Directors at its discretion; (ii) to provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share, and (iii) further that there be no change in the par value per share of each share of New Common Stock as a result of the Reverse Split.  The Company's Board of Directors will have the discretion to determine when to implement the Reverse Split.  If and when the reverse split is implemented, the Company will also immediately implement a reverse split of the 7% Series B Cumulative Convertible Preferred Stock in the same ratio.

        Approval of the Reverse Split proposal requires an affirmative vote of 80% of the shares of Common Stock and 7% Series B Cumulative Convertible Preferred Stock outstanding as of the Record Date.  Abstentions and broker non-votes are not affirmative votes and therefore will have the same effect as votes against the proposal.  The Company's Board of Directors has unanimously determined that the Reverse Split proposal is advisable and in the best interests of the Company and the stockholders of the Company.  Giving the Company's Board of Directors authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from stockholders under time constraints, to authorize a reverse split should the Board of Directors deem it desirable.

Reasons for the Reverse Split

        The principal purpose of the Reverse Split is to increase the market price of the Company's Common Stock in order to meet the NASDAQ SmallCap Market ("NASDAQ SmallCap") listing requirements and eventually enable the Company's Common Stock to be restored to the NASDAQ National Market System ("NASDAQ NM").  The Company's Common Stock is quoted under the symbol "BUTL" and is currently listed on the NASDAQ SmallCap.  The Company's Common Stock was previously listed on the NASDAQ NM.  However, on September 26, 2002, the Company received notice from the NASDAQ NM, that its Common Stock had not met the $1.00 continuing listing standard for a period of 30 consecutive trading days.  NASDAQ NM permits a 90-day cure period for a company to regain compliance with the bid price standard.

        Prior to the expiration of the 90-day cure period, the Company transferred its Common Stock listing from the NASDAQ NM to NASDAQ SmallCap.  NASDAQ SmallCap permits a 180-day cure period for a company to regain compliance with the bid price standard, and the Company determined that it was preferable to be quoted on the NASDAQ SmallCap than to be delisted from the NASDAQ NM after the expiration of the 90-day cure period.  NASDAQ SmallCap's 180-day cure period for the Company to regain compliance with the bid standard expired in March 2003 (the failure to comply is measured from the original date of the transfer from NASDAQ NM to NASDAQ SmallCap) but because it was able to demonstrate compliance with each initial listing requirement for NASDAQ SmallCap except for the minimum bid price, the Company received an additional 180-day grace period.  The Company may also be eligible for a further 90-day grace period following the end of the additional 180-day grace period.  If the Company does not achieve compliance with the minimum bid price requirement prior the end of the subsequent 90-day grace period, NASDAQ may de-list the Company's Common Stock from the NASDAQ SmallCap.

        Equally important, the Board believes that a higher stock price may help generate investor interest in the Company and help it to attract and retain employees and other service providers.  The Board also believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks.  In addition, the Board considered that the Company's Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage for lower priced stocks.  Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of the Company's Common Stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization.  Additionally, the Company believes that obtaining a higher price for its Common Stock may facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage.

Certain Risks Associated with the Reverse Split

        Following the Reverse Split, the market price of the Company's Common Stock may not increase in proportion to the ratio of the Reverse Split, and may in fact decrease following the Reverse Split.  Accordingly, the total market capitalization of the Company's Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split and, in the future, the market price of the Company's Common Stock following the Reverse Split may not exceed or remain higher that the market price prior to the Reverse Split.  In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

        While the Board of Directors believes that a higher stock price may help generate investor interest, the Reverse Split may not result in a per share price that will attract institutional investors and brokers.  While the Board also believes that a higher stock price may help the Company attract and retain employees and other services providers who are less likely to work for a company with a lower stock price, the Reverse Split may not result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

        Most important, the market price of the Company's Common Stock will be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split.  Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company's Common Stock.

        For all these reasons, there is no assurance that, following the Reverse Split, the NASDAQ SmallCap listing requirements will be met.

Board Discretion To Implement Reverse Split

        If the Reverse Split is approved by the Company's stockholders, the Reverse Split will be implemented only if the Company's Board of Directors determines that the Reverse Split is in the best interests of Company and its stockholders, at any time up to the date of the Company's 2004 Annual Meeting.  The determination by the Company's Board to effect or to not effect the Reverse Split and to determine the exact ratio of the Reverse Split, will be based upon certain factors including the existing and expected marketability and liquidity of the Common Stock, the then current market price of the Common Stock, prevailing market conditions, and the Board's determination as to the likely effect of the Reverse Split on the market price of the Common Stock.  If the Reverse Split is not effected up to the date of the 2004 Annual Meeting, the Reverse Split will not be effected without further approval by the stockholders pursuant to Section 2-602(b) of the Maryland General Corporation Law (the "MGCL").

Effects of the Reverse Split on the Common Stock

        The effect of a Reverse Split on the market prices for the Company's Common Stock cannot be accurately predicted.  Specifically, prices for shares of the Common Stock following the Reverse Split may not be proportionately increased by the stock split ratio.  In addition, the Reverse Split may adversely affect the market price of the Common Stock, and any increase in the price per share that may occur immediately after the proposed Reverse Split may not be sustained for any prolonged period of time.  As a result, if the Reverse Split does not proportionally increase the market price for the Common Stock, the market value of a Stockholder's holdings will consequently decrease.

        Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Split (other than immaterial amount as a result of the rounding up of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of the Old Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 2% of the voting power of the outstanding shares of the New Common Stock after the Reverse Split.  Although the Reverse Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common and Preferred Stock will not be reduced.  The Company is currently authorized to issue a maximum of one hundred and twenty-five million (125,000,000) shares of Common Stock and fifteen million (15,000,000) shares of Preferred Stock.  This will increase the ability of the Company's Board of Directors to issue such authorized and unissued shares without further stockholder action.  For example, the Company may use authorized but unissued shares as consideration for acquisitions as part of its business strategy.  The number of stockholders of record will not be affected by the Reverse Split.

        If approved, the Reverse Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

        Unless such approval is required by applicable law or regulation, the Company may issue additional authorized but unissued shares of Common Stock without the need to obtain stockholder approval.  To the extent additional shares are issued in this manner, the percentage interest of the Company's stockholders and other reserved shares affected by the Reverse Split could be significantly reduced.  Although, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an antitakeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid, the Reverse Split is not being proposed in response to any effort of which management of the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a similar plan by management.  Holders of the Common Stock have no preemptive or other subscription rights.

        The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock.  Under the terms of the outstanding stock options and warrants, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of the stock options and warrants.

        Based on approximately 10,183,864 shares of Common Stock outstanding as of May 22, 2003, the Reverse Split will affect up to a 90% reduction in the number of shares of Common Stock outstanding, so that following the Reverse Split, there will be approximately 1,018,386 shares of Common Stock outstanding if the one-for-ten ratio is used.

Amendment Effective Date

        The Reverse Split would become effective at the time of the filing of the Amendment with the Department of Assessments and Taxation of the State of Maryland or at such later time as may be specified therein (the "Amendment Effective Time").  At the Amendment Effective Time, each share of Old Common Stock issued and outstanding immediately prior to the Amendment Effective Time will be, automatically and without any further action on the part of the stockholders, reclassified into a fewer number of shares of New Common Stock, with the exact ratio to be determined by the Board of Directors.  For example, if the Board of Directors selects a ratio of one-for-ten and a person held 120 shares of Old Common Stock prior to the Amendment Effective Time, at the Amendment Effective Time such person would hold 12 shares of New Common Stock.

New Shares Issued in Lieu of Fractional Shares

        No scrip or fractional certificates will be issued as a result of the Reverse Split.  Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

No Dissenter's Rights

        No appraisal rights are available under MGCL or under the Company's Articles of Incorporation, or By-Laws to any stockholder who dissents from the proposal to approve the Amendment.  There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.  Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Exchange Of Stock Certificates

        As soon as practicable after the Amendment Effective Time, each holder of record of Old Common Stock will receive instructions for the surrender of certificate(s) representing the Old Common Stock from an exchange agent designated by the Company.  The instructions will include a form of transmittal letter to be completed and returned to the exchange agent.  Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the certificate(s) representing the Old Common Stock into which the surrendered shares have been reclassified, a stockholder will be entitled to receive a certificate representing the number of full shares of the New Common Stock.  Until surrendered as contemplated herein, each certificate representing Old Common Stock shall be deemed at and after the Reverse Split to represent the fraction of a full share of New Common Stock as determined by the Board of Directors.  For example, if the Board of Directors selects a reverse stock split ratio of one-for-ten, each certificate representing Old Common Stock shall be deemed at and after the Reverse Split to represent 0.10 of a share of New Common Stock.  Stockholders should not destroy any stock certificate and should not submit any stock certificate until requested to do so.

Certain Federal Income Tax Consequences of the Reverse Split

        The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement, all of which could be repealed, overruled or modified at any time, possibly with retroactive effect.  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split.  This discussion is for general information only and does not discuss consequences which may apply to certain stockholders in light of their individual circumstances (such as persons subject to the alternative minimum tax) or to special classes of taxpayers (such as non-resident alien individuals and foreign entities, dealers in securities, insurance companies, and tax-exempt entities).  This discussion also does not address any tax consequences of the Reverse Split under state, local or foreign law.

STOCKHOLDERS ARE URGED AND EXPECTED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE REVERSE SPLIT.

        The federal income tax consequences of the Reverse Split generally should be as follows:

a.        a stockholder generally should recognize no gain or loss on the receipt of New Common Stock solely in exchange for Old Common Stock;

b.       a stockholder's adjusted tax basis in shares of New Common Stock generally should be the same as such stockholder's adjusted tax basis in the shares of Old Common Stock exchanged therefor;

c.        a stockholder's holding period of the New Common Stock generally should include such stockholder's holding period of the Old Common Stock exchanged therefor; and

d.       the Company will not recognize gain or loss as a result of Reverse Split.

Miscellaneous

        The Old Common Stock is currently registered under the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the New Common Stock under the Exchange Act.  The par value of the New Common Stock will not change as a result of the Reverse Split. Accordingly, the New Common Stock account on the Company's Consolidated Balance Sheet will be reduced with the Additional Paid-in Capital account being credited with the amount by which the Common Stock account was reduced.

IN ACCORDANCE WITH THE MGCL, NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL, AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE REVERSE SPLIT, THE COMPANY'S BOARD MAY ABANDON THE REVERSE SPLIT PROPOSAL WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

        The Butler Board of Directors unanimously recommends a vote FOR Proposal 3 authorizing a reverse stock split.

PROPOSAL 4:  APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

        At the Annual Meeting, the Company will ask its stockholders to approve the Butler International, Inc. 2003 Stock Incentive Plan (the "2003 Plan").  The Board adopted the 2003 Plan on June 5, 2003.  A summary description of the 2003 Plan is set forth below.  The text of the 2003 Plan is set forth in Exhibit A to this Proxy Statement.

Summary Description of the 2003 Plan

        Purpose of the 2003 Plan and Effect on Prior Plans.  The 2003 Plan allows the Company to grant to participants stock options to purchase shares of its Common Stock, the right to purchase stock and stock appreciation rights.  The primarily purpose of the 2003 Plan is to permit the Company's executive officers to elect, on a quarterly basis and at their option, to receive Common Stock in lieu of salary or cash bonus payments otherwise payable by the Company to such executive officers.  The flexibility of non-cash compensation is an important component of the Company's turnaround plan.

        The 2003 Plan is to enable the Company to offer participants an opportunity to acquire an equity interest in the Company.  The Company believes that this will improve its ability to attract, retain and reward employees, directors and other persons providing services to it.  It will also strengthen the mutuality of interests between 2003 Plan participants and its stockholders by providing those participants with a proprietary interest in its long-term growth and financial success.  From and after the effective date of the 2003 Plan, no awards shall be granted under the Company's other stock option and stock bonus plans, except for the 2002 Stock Incentive Plan ("2002 Plan"), which will remain in full force and effect.

        Eligibility and Participation.  Generally, all employees, directors, and other persons providing bona fide services to the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2003 Plan.  Currently, the Company has over 3,500 full-time employees.  The Company has not, however, determined the number of persons who will be eligible to participate in the 2003 Plan at this time.  In addition, the Company has not determined the individuals who will receive awards, the awards that the Company will grant to any individual or group of individuals, or the amounts to be payable with respect to awards.

        Administration of the 2003 Plan.  One or more committees appointed by the Board, each consisting of two or more members of the Board will administer the 2003 Plan.  The committee has the authority to interpret the 2003 Plan and to adopt rules and procedures relating to the administration of the 2003 Plan.

        Effective Date of the 2003 Plan.  The 2003 Plan will become effective on the date it is approved by the Company's  stockholders at the Annual Meeting.  If the Company's stockholders do not approve the 2003 Plan, it will not become effective.  The Company may not grant any awards under the 2003 Plan prior to its effective date.

        Shares Subject to the 2003 Plan.  Subject to adjustments to reflect certain corporate events that are described below, the Company may grant awards with respect to a maximum number of 5,000,000 shares of its Common Stock under the 2003 Plan.  The Company may not increase this maximum number of shares without the approval of its stockholders.  If an award granted under the 2003 Plan expires or terminates without having been exercised in full, the shares of Common Stock remaining unissued under that award will again become available for issuance under the 2003 Plan.  The Company will issue the shares of Common Stock under the 2003 Plan directly from its authorized but unissued shares of Common Stock.

        Options.  Options granted under the 2003 Plan may be either incentive stock options (" ISOs") or nonqualified stock options ("NQSOs").  The Company will determine the terms and conditions of each option and include them in a written agreement between the individual and us.  The terms of each option will set forth:

           the per share exercise price of the option;

           the termination date of the option, which will not be later than ten years after the date of grant; and

           the effect on the option of the termination of the participant's employment.

        Each option will also contain other terms and conditions that the Company may establish.  The last sale price for its Common Stock as reported on the NASDAQ on May 28, 2003 was $0.36 per share.  Except as otherwise provided by the administrator of the 2003 Plan with respect to any award, awards are not transferable during the individual's lifetime.

        To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code.  ISOs are subject to the following special restrictions:

           ISOs may only be granted to the Company's or its subsidiaries', employees;

           the exercise price for an ISO must be at least equal to 100%, or 110% in the case of stockholders holding more than 10% of the total combined voting power of all classes of its stock, of the fair market value of its Common Stock, determined on the date of the grant;

           the aggregate fair market value of the shares of Common Stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

           ISOs must terminate no later than the first to occur of:

o        ten years, or five years for stockholders holding more than 10% of the total combined voting power of all classes of its stock, from the date of grant; and

o        three months following the termination of the participant's employment, unless the termination is the result of the participant's death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

        If the Company enters into an agreement to dispose of all or substantially all of its assets or stock by means of a sale, merger or other reorganization, liquidation, or otherwise, all outstanding options shall become immediately exercisable with respect to the full number of shares of Common Stock subject to the options during the period commencing as of the date of the agreement to dispose of all or substantially all of its assets or stock and ending when the disposition of assets or stock contemplated by that agreement is consummated or the options are otherwise terminated in accordance with their provisions; provided that no option shall be immediately exercisable on account of any agreement of merger or other reorganization where its stockholders immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction.  In the event the transaction contemplated by the agreement is not consummated, but rather is terminated, canceled or expires, the options shall thereafter be treated as if that agreement had never been entered into.

        Reload Options.  Reload options may be issued under the 2003 Plan in addition to an option grant under the 2003 Plan.  The Company may authorize reload options to purchase the number of shares of Common Stock used to exercise the underlying option.  Each notice evidencing the grant of an option shall state whether the Company has authorized reload options with respect to the underlying option grant.  The option price per share of the Common Stock deliverable upon exercise of the reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option.  Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining term of the underlying option.

        Stock Grants.  Shares of Common Stock may be issued under the 2003 Plan either alone or in addition to other awards granted under the 2003 Plan.  The Company will determine the terms and conditions of each stock grant and include them in a written agreement between the individual and the Company.  Recipients of stock grants may not be required to pay for the acquisition of Common Stock but will be subject to tax consequences and resale restrictions.  Recipients of stock grants may have all of the rights of its stockholders, including the right to vote the shares subject to the stock grant and to receive any dividends with respect to the stock grant, or the recipient's rights may be restricted.  If an employee terminates employment during a restriction period that the Company may establish, any shares received pursuant to a stock grant may be forfeited.

        Stock Appreciation Rights.  Stock appreciation rights ("SARs"), may be issued under the 2003 Plan either alone or in addition to other awards granted under the 2003 Plan.  The Company will determine the terms and conditions of each SAR grant and include them in a written agreement between the individual and the Company.  Upon the exercise of a SAR, the recipient shall be entitled to receive the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised.  The exercise price per share of a SAR shall be the fair market value of a share of Common Stock on the date of grant.

        Modification of Awards.  The Company have the authority to modify any outstanding award as the Company considers appropriate, including the authority to accelerate the right to exercise any option, and extend or renew any option.  However, the Company may not modify any award in a manner adverse to the participant holding that award without that participant's consent.  Furthermore, the Company may not reduce the exercise price of any outstanding option without first obtaining the approval of its stockholders.

        Adjustments.  In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations and spin-offs, the Company may make appropriate and equitable adjustments to:

           the aggregate number and kind of shares for which the Company can grant awards under the 2003 Plan;

           the maximum number of shares that may be granted to any one individual under the 2003 Plan;

           the number and kind of shares covered by outstanding awards; and

           the per share exercise price of outstanding options.

        Tax Matters.  The Company is authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 2003 Plan.  If the Company intends any award to qualify as "qualified performance-based compensation," as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code, the Company intends to grant the award in a manner and subject to terms and conditions required for the award to so qualify.

        Compliance with Securities Laws.  The Company is not obligated to issue any Common Stock under the 2003 Plan if the Company determines that the issuance would violate applicable state or federal securities laws.  The Company intends to file a registration statement on Form S-8 to register the issuance of shares under the 2003 Plan promptly following the approval of the 2003 Plan by its stockholders.

        Termination or Amendment of the 2003 Plan.  The 2003 Plan will terminate on April 15, 2013.  The Company cannot grant awards under the 2003 Plan after its termination date.  Termination of the 2003 Plan will not affect the rights of any participant with respect to any award outstanding as of the time of the termination.  The Company's Board of Directors may also amend or terminate the 2003 Plan at any time.  However, no amendment may adversely affect the rights of any participant with respect to any outstanding award without the participant's consent.

Federal Income Tax Consequences of the 2003 Plan

        The following discussion is a general summary of the principal United States federal income tax consequences under current law relating to awards under the 2003 Plan.  This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.  The Company encourages participants to consult their own tax advisors with respect to the tax consequences of their participation in the 2003 Plan.

        Incentive Stock Options.  A participant will not recognize taxable income upon the grant or the exercise of an ISO, and the Company is not entitled to an income tax deduction as the result of the grant or exercise of an ISO.  Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an ISO will be a capital gain or loss if the sale is made after the later of:

           two years from the date of grant of the ISO; or

           one year from the date of exercise of the ISO.

        The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

        If a participant sells Common Stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a "disqualifying disposition" under the federal tax laws.  The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the option price or (2) the amount realized on disposition minus the option price.  The Company will be entitled to an income tax deduction equal to the amount taxable as ordinary income to the participant.  Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as capital gain.

        Nonqualified Stock Options.  A participant will not recognize taxable income on the grant of an NQSO, and the Company is not entitled to an income tax deduction as the result of the grant of an NQSO.  However, upon the exercise of an NQSO, the participant generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price.

        Upon the sale of shares of Common Stock acquired upon the exercise of an NQSO, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise.

        Payment of Option Price with Shares of Common Stock.  To the extent a participant pays all or part of the exercise price of an option by tendering shares of its Common Stock owned by the participant, the tax consequences described above with respect to ISOs or NQSOs, as the case may be, generally would apply.  However, the number of shares received upon exercise of the option that is equal to the number of shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the shares surrendered.  The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized plus any cash paid on such exercise and a holding period which commences on the date of exercise.

        If a participant exercises an option by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock.  The consequence of such a disqualifying disposition is that the participant may recognize ordinary income at that time.

        Stock Appreciation Rights.  Generally: (a) the recipient will not realize income upon the grant of a SAR; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares are delivered to the recipient upon exercise of a SAR; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance.  The federal income tax consequence of a disposition of shares received by the recipient upon exercise of a SAR is the same as a disposition of shares received as a stock grant as described below.

        Stock Grants.  Generally, at the time of a stock grant, the participant will recognize taxable ordinary income in the amount by which the fair market value of the shares awarded to the participant at the time of the stock grant exceeds the amount, if any, paid by the participant for the shares.

        However, if the shares of Common Stock awarded to a participant as a stock grant are restricted as to transferability and subject to a substantial risk of forfeiture (e.g., unvested shares that are subject to forfeiture by the participant or repurchase by the Company for less than fair market value in the event of the participant's termination of service prior to vesting in those shares), then the participant will not recognize any taxable income at the time of the stock grant but will have to report as ordinary income, generally as and when the shares vest (e.g., when the risk of forfeiture lapses), an amount equal to the excess of (a) the fair market value of the shares on the date of vesting over (b) the amount, if any, paid for the shares.  The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the stock grant an amount equal to the excess of (a) the fair market value of the shares on the date of grant over (b) the amount, if any, paid for the shares. In order to make a Section 83(b) election with respect to shares received upon a stock grant, a notice of election which meets the requirements of the Treasury Regulations must be made and filed with the Internal Revenue Service within 30 days of the stock grant. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests.

        Subject to the limitations discussed below, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant with respect to the stock grant.  The deduction, will in general, be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Upon the subsequent disposition of shares of stock which were acquired as a stock grant, provided that such shares are vested at the time of disposition or, if such shares are unvested, a timely Section 83(b) election was made for such shares, the participant will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the participant's tax basis in the shares (generally, the sum of the amount paid, if any, by the participant for such shares and the amount of ordinary income previously recognized by the participant with respect to such shares, as described above).  However, if shares of its stock are unvested at the time of disposition and no Section 83(b) election was made for such shares, then the participant will recognize ordinary income in the amount equal to the difference between the proceeds received from the disposition and the participant's tax basis in such shares (i.e., the amount paid, if any, by the participant for such shares).

        If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the stock.  The participant's holding period of shares received as a stock grant will begin on the day following the date of the stock grant except where the stock is, at the time of the stock grant, unvested and no Section 83(b) election is made, in which case the participant's holding period with respect to such shares will begin on the day following the day on which the shares vest.

        Capital Gains and Ordinary Income Tax.  Long term capital gains are currently taxed at a maximum federal rate of 20%.  However, long term capital gains with respect to stock with a holding period of more than 5 years may qualify to be taxed at a maximum federal rate of 18% if the stock was acquired pursuant to the exercise of an option and if such option was granted to the participant no earlier than January 1, 2001.  Short term capital gains and ordinary income are taxed at the same marginal federal rates, currently up to 38.6%.

        Acceleration of Stock Options Upon a Transfer of Control.  Upon a change in control of the Company or a transfer of a substantial portion of its assets, the execisability of stock options held by certain of its employees, generally officers, stockholders and highly compensated employees, will be accelerated.  The acceleration of execisability may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes.  If the present value of all of a participant's parachute payments equals or exceeds three times the participant's average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

           the average compensation of the participant for the past five years; or

           an amount which the participant establishes as reasonable compensation.

        In addition, the Company will not be allowed to deduct any excess parachute payments.

        Section 162(m) Limitation.  Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," including plans providing for stock options having an exercise price of not less than 100% of the stock's fair market value (determined at the time the options are granted), which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of "outside" directors, and are disclosed to and approved by its stockholders.  The Company has structured and intends to implement and administer the 2003 Plan so that compensation resulting from stock options and SARs can qualify as "performance-based compensation."  The committee, however, has the discretion to grant such options and awards with terms that will result in the options and awards not constituting performance-based compensation. Stock grants will be subject to this $1 million deduction limitation.

        Section 16 of the Exchange Act.  Special rules apply in the case of individuals subject to Section 16(b) of the Exchange Act.  In particular, under current law, unless a Section 83(b) election (as described above with respect to shares of unvested stock received as a stock grant) is made, shares received pursuant to the exercise of a stock option or SAR, or received as a stock grant, may be treated as restricted as to transferability and subject to a substantial risk of forfeiture (i.e., treated as unvested stock) for a period of up to six months after the date of receipt.  Accordingly, the amount of ordinary income recognized, and the amount of its tax deduction, may be determined as of the end of such period.

Applicability of ERISA

        The 2003 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code.

Benefits to be Received by or Allocated to Directors and Executive Officers

        The Company cannot determine at this time either the benefits that the Company will allocate to its executive officers participating in the 2003 Plan and to other participants or the benefits that these persons will actually receive because the amount and value awards that the Company will grant to any participant are within its discretion, subject to certain limitations as set forth above.

        The adoption of the 2003 Stock Incentive Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and Company's 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter.  Under Securities and Exchange Commission regulations regarding stockholder approval of stock option plans, shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter.  Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

        The Board of Directors recommends a vote FOR the Company's 2003 Stock Incentive Plan.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires its directors, executive officers and any persons who beneficially own more than 10% of the Company's common stock to send reports of their ownership of shares of common stock and changes in ownership to the Company and the Securities & Exchange Commission ("SEC").  Based on its records, management believes that during the year ended December 31, 2002, all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

STOCKHOLDERS PROPOSALS

        In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders, the proposal must be received by the Company no later than February 12, 2004 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement.  Additionally, the Company will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in the Company's 2004 proxy statement if the Company has not received written notice of such proposal by April 28, 2004 (45 days before the date of mailing based on this year's proxy statement date).

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is an oversight committee and is not involved in the operations of the Company; consequently, it must, by its nature, rely upon management's representations and on the representations of the independent auditors.  The Audit Committee's oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter was included as Appendix A to the 2001 proxy statement.

        The Audit Committee has reviewed and discussed the audited financial statements in the 2002 Annual Report with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.  Based on this review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        Two members of the Audit Committee, Thomas F. Comeau and Nikhil S. Nagaswami, are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.  Hugh G. McBreen is not deemed to be independent based on the legal fees received by McBreen & Kopko, of which Mr. McBreen and Mr. Frederick H. Kopko, Jr., the brother of the Chairman and CEO, are partners.  The Board of Directors, however, has determined that it is important to the Company and in the Company's interest to have Mr. McBreen continue to serve as a member of the Audit Committee.  The reasons for the Board's determination are Mr. McBreen's long standing relationship with and knowledge of the Company, his understanding of the Company's business, personnel and finances, and Mr. McBreen's knowledge and understanding of business and finance generally.

        The foregoing report is submitted by the following directors of the Company, comprising all of the members of the Audit Committee.

                                                                              AUDIT COMMITTEE

Thomas F. Comeau                    Hugh G. McBreen
Nikhil S. Nagaswami

INDEPENDENT AUDITORS FEES

Audit Fees:  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $263,000.

Financial Information Systems Design and Implementation Fees: Deloitte & Touche LLP performed no such services during the year ended December 31, 2002.

Other Fees:The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the year ended December 31, 2002, were $73,262.  These fees were mainly for auditing the Company's employee benefit plans and for tax consultation.

        After due consideration, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the principal accountant's independence.

OTHER MATTERS

None

GENERAL

        A copy of the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 is being mailed, together with this Proxy Statement, to each stockholder.  Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, or from the Company.  The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $4,000 plus expenses.  The Company will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock.  In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person.  All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

        The Company will provide additional copies of Form 10-K to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002, including the financial statements and schedules thereto.  Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits.  Written requests should be directed to Cathy D. Shea, Assistant Secretary of the Company, 110 Summit Avenue, Montvale, New Jersey, 07645.

        In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided.  No postage is required if mailed within the United States.  The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                                                                                                                By Order of the Board of Directors,

                                                                                                                Warren F. Brecht
                                                                                                                Secretary

EXHIBIT A

BUTLER INTERNATIONAL, INC.
2003 STOCK INCENTIVE PLAN

Section 1.              Purpose; Effect on Prior Plans.

A.            The primarily purpose of the Butler International, Inc. (the "Company") 2003 Stock Incentive Plan (the "Plan") is to permit the Company's executive officers to elect, on a quarterly basis and at their option, to receive Common Stock in lieu of salary or cash bonus payments otherwise payable by the Company to such executive officers.  The Plan also provide incentives for selected persons to promote the financial success and progress of the Company and to afford such personnel the opportunity to acquire a proprietary interest in the Company by granting such persons awards ("Awards") of incentives in the form of options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and Common Stock of the Company ("Stock Grants"). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time.

B.            From and after the effective date of the Plan, no awards shall be granted under the Company's other option plans, except for the 2002 Stock Incentive Plan (the "2002 Plan") which will remain in full force and effect.

Section 2.              General Provisions.

A.            Administration.  The Plan shall be administered by one or more committees, each of which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the "Committee").  Any action of the Committee shall be taken by majority vote or the unanimous written consent of the committee members.

B.            Authority of the Committee.  Subject to other provisions of the Plan and applicable law, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

1.        to construe and interpret the Plan;

2.        to define the terms used herein;

3.        to prescribe, amend and rescind rules and regulations relating to the Plan;

4.        to determine the persons to whom Awards are granted;

5.        to determine the time or times at which Awards shall be granted;

6.        to determine the time or times at which Awards shall be granted;

7.        to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

8.        to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

        All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

C.            Maximum Number of Common Stock Subject to the Plan.  The maximum aggregate number of shares of Common Stock subject to the Plan shall be 5,000,000 subject to adjustment as provided in Section 2.G of the Plan.  The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time.  For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

1.        If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of Grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan;

2.        If an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of shares of Common Stock, such number of shares of Common Stock shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan; provided, however that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

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3.        If any shares of Common Stock covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Common Stock or cash payments to be received thereunder, then the number of shares of Common Stock counted against the aggregate number of shares of Common Stock available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares of Common Stock that are used by a participant as full or partial payment to the Company of the purchase price of Common Stock acquired upon exercise of an Option shall again be available for granting Awards.

D.            Eligibility and Participation.  Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in it sole discretion; provided, however, that an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.  The Committee, in its sole discretion, shall determine the number of shares of the Company's Common Stock covered by any Award made to executive officers or other employees under the Plan.  Grants to non-employee directors of the Company may not be made pursuant to the Plan, except that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law.  A person may be granted more than one Award under the Plan.  As used in the Plan, the following terms shall have the following meanings:

1.        "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

2.        "Common Stock" means shares of the Company's $.001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

3.        "Incentive Stock Option" means an option granted under Section 3 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

4.        "Non-Qualified Stock Option" means an option granted under Section 3 of the Plan that is not intended to be an Incentive Stock Option.

5.        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.        "Restricted Stock" means any share of Common Stock granted under Section 6 of the Plan.

7.        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

E.             Effective Date of Plan.  The Plan was adopted by the Board on June 5, 2003 and will be effective upon its date of approval by the stockholders of the Company.

F.             Termination and Amendment of Plan.  The Plan shall terminate on April 15, 2013.  No Options, SARs, or Stock Grants shall be granted under the Plan after that date.  Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, or terminate or discontinue the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder; provided, however, that, notwithstanding any other provision of the Plan or any Award agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that: (i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan; (ii) requires the approval of the Company's stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or (iii) requires the approval of the Company's stockholders under the Code in order to permit Incentive Stock Options to be granted under the Plan or is required under Section 162(m) of the Code.

G.            Adjustments.  If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of Common Stock or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan or which may be granted to any one individual.  A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options, SARs or Stock Grants shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options, SARs or Stock Grants, but with a corresponding adjustment in the price for each share covered by the Options, SARs or Stock Grants.

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H.            Prior Options and Obligations.  No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person's Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

I.              Privileges of Stock Ownership.  Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered.  No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

J.             Reservation of Shares of Common Stock.  During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.  In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of Common Stock hereunder.  The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

K.            Tax Withholding.  The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of Common Stock pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.  In order to assist a participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Common Stock otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company Common Stock other than Common Stock issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

L.             Fair Market Value.  The "fair market value" shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Common Stock on a given date shall be (i) the closing price of the Common Stock as reported on the NASDAQ National Market System on such date, or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange.

M.           Prohibition on Option Repricing.  The Committee shall not reduce the exercise price of any outstanding Option or other Award, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

N.            Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 3.              Options.

A.            Option Price.  The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option, provided that with respect to an Incentive Stock Option the option price shall not be less than the fair market value on the date of grant.  With respect to options which are not Incentive Stock Options, such option price may be less than the fair market value of the Company's Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant.

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B.            Exercise of Options.  Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the committee.  No option may be exercised for a fraction of a share of Common Stock.  The Committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, Common Stock, other securities, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

C.            Acceleration of Options.  Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of Common Stock subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

D.            Written Notice Required.  Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

Section 4.              Reload Options.

        Concurrently with the award of Options under the Plan, the Committee may authorize reload options ("Reload Options") to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

A.            Reload Option Amendment.  Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option.  Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

B.            Reload Option Price.  The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

C.            Term and Exercise.  Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option.  Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

D.            Termination of Employment.  No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant's employment or the cessation of the participant's service to the Company as a director, consultant or independent contractor.

Section 5.              Stock Appreciation Rights.

        The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options.  Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the date SARS are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option ("Related Options").  SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

A.            Value of SARs.  SARs shall entitle their holders to receive (i) the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR.  Subject to the terms of the Plan, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions shall be as determined by the Committee.

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B.            Duration.  The term of a SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate.  The term of a SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

C.            Exercise of SARs.  SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR.  No SAR may be exercised for a fraction of a share of Common Stock.  If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

Section 6.              Stock Grants.

        The Committee may, from time to time in its sole discretion, grant Awards of Restricted Stock to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

A.            Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Recipients of Stock Grants may not be required to pay for the acquisition of the Common Stock, but will be subject to tax consequences and resale restrictions.

B.            Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

C.            Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

Section 7.              Grants to Outside Directors.

        Except as provided in Section 2.D hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Options to directors who are not employees of the Company.

Section 8.              Terms and Conditions May Differ.

        The terms and conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

Section 9.              Duration of Options and SARs.

        Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten (10) years after the date of grant or five (5) years for stockholders holding more than 10% of the total combined voting power of all classes of the Company's stock and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten (10) years.

Section 10.            Limitations on Acquiring Voting Stock.

                No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

Section 11.            Limits On Transfer of Awards.

        No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the descent and distribution; provided, however, that a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

5

Section 12.            Rule 16b-3 Six-Month Limitations.

        To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

Section 13.            Compliance with Securities Laws.

        Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

Section 14.            Employment.

        Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its subsidiaries, following the date of the granting of that Award for a period specified by the Committee, which shall in no event exceed an aggregate of four (4) years.  Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient and right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or consulting arrangement.

Section 15. Governing Law.

        The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maryland.

Section 16.            Severability.

        If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

Section 17.            No Trust or Fund Created.

        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments for the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 18.            No Fractional Common Stock.

        No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Common Stock or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 19.            Headings.

        Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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PROXY                                                                                                                                                                                                                       PROXY

BUTLER INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
July 15, 2003

        The undersigned stockholder of BUTLER INTERNATIONAL, INC. hereby appoints THOMAS F. COMEAU, HUGH G. McBREEN, AND WARREN F. BRECHT, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on July 15, 2003 at 4:00 p.m. at its headquarters facility, 110 Summit Avenue, Montvale, New Jersey, or at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any and all adjournments thereof, all as set forth in the June 12, 2003 Proxy Statement for said meeting:

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.       Election of Directors:
        ____        FOR the nominee,               ___         WITHHOLD AUTHORITY to vote for the nominee,
                         Nikhil S. Nagaswami                          Nikhil S. Nagaswami

        ____        FOR the nominee,               ___         WITHHOLD AUTHORITY to vote for the nominee,
                         Robert F. Hussey                                 Robert F. Hussey

        ____        FOR the nominee,               ___         WITHHOLD AUTHORITY to vote for the nominee,
                        Walter O. LeCroy                                Walter O. LeCroy

        ____        FOR the nominee,               ___         WITHHOLD AUTHORITY to vote for the nominee,
                         Louis F. Petrossi                                  Louis F. Petrossi

2.       Proposal to ratify the appointment of Deloitte & Touche as independent accountants:
        ____         FOR                                       ____         AGAINST                             ____         ABSTAIN

3.       Proposal to authorize a reverse stock split:
        ____         FOR                                       ____         AGAINST                             ____         ABSTAIN

4.       Proposal to approve the Butler International, Inc. 2003 Stock Incentive Plan:
        ____         FOR                                       ____         AGAINST                             ____         ABSTAIN

        A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

        This Proxy will be voted as directed but if no direction is indicated will be voted FOR the election as directors of the nominees listed herein; and FOR proposals 2, 3 and 4 as described herein.  On other matters that may come before said meeting, this Proxy will be voted in the discretion of the above-named Proxy Committee.

                                                                                             _______________________________

                                                                                             _______________________________
                                                                                                           (Signature of Stockholder)

                                                                                             DATED:___________________, 2003

Note: Please sign exactly as your name or names appear to the left.  If the stock is registered in the name of more than one person, all named holders should sign the proxy.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.